EXHIBIT 99.1

Inuvo Third Quarter 2026 Results Reflect Inflection Point as IntentKey Pipeline Builds

IntentKey’s Privacy-By-Design Value Proposition Resonates as Sales Pipeline Builds

Legacy Search Revenue Stabilizes

Management to host conference call at 4:15 PM ET, Thursday, November 12, 2026

LITTLE ROCK, AR, November 12, 2026 – Inuvo, Inc. (NYSE American: INUV), a provider of artificial intelligence-driven solutions for modeling media audiences, today announced financial results for the third quarter and nine months ended September 30, 2026, and provided a business update.

Recent Business Highlights

•	Audience Modeling Revenue Down While Pipeline Builds: Third quarter Audience Modeling revenue was 24% lower year-over-year while our sales pipeline expanded across automotive, travel, healthcare and financial verticals, reflecting the dynamics of our strategic pivot.
•	Legacy Search Stabilization: Strategic moves to rationalize Legacy Search results in stabilized revenue streams as Legacy Search covers its direct operating costs.
•	Expanded Workflow Integration: Completed IntentKey MCP integration with Anthropic’s Claude, enabling seamless AI and agentic workflow integration for marketers.
•	White-Label Partner Program Launched: Opened a new route to market by expanding IntentKey to include partner program that enables agency partners to offer IntentKey under their own brand.
•	Uninterrupted Service Through Apple iOS Updates: IntentKey continued to perform for clients on Safari as Apple's latest iOS update continues to choke identity-based ad delivery, significantly impacting competing adtechs.
•	Enhanced IntentKey Dynamic Targeting: Launched privacy-first neighborhood targeting that identifies where interest is rising and updates hourly, enabling IntentKey to reach CTV audiences without user-level identifiers.

“Our third quarter performance marks a decisive inflection point,” said Rob Buchner, Chairman and CEO of Inuvo. “With Legacy Search stabilized after several quarters of negative cash flow, we are accelerating into an advertising environment that urgently requires privacy-first AI solutions. As legacy ad tech platforms struggle to adapt to industry turbulence, demand is concentrating around IntentKey’s core strengths: privacy, precision, speed, and proven discovery of net-new audiences. During the fourth quarter, we are executing aggressively our plan to close our growing sales pipeline, grow our client base, and embed our data into next-generation agentic workflows.”

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Financial Results for the Third Quarter 2026

Net revenue decreased 70% to $6.8 million in the third quarter of 2026 compared with the same period in 2025, led by an 80% year-over-year decline in Legacy Search revenue resulting from structural changes in the industry and the reset of the Company’s Bonfire platform. Third quarter 2026 Audience Modeling revenue decreased 24% compared with the third quarter of 2025, reflecting lower spend from a key client. In addition, the Company overhauled its sales team and go-to-market strategy in early summer 2026, which has resulted in an expanding sales pipeline, but fewer revenue conversions during the quarter as sales progress through the typical sales cycle of four-to-six months.

Third quarter 2026 gross margin was 44%, compared with 73% in the third quarter of 2025. The change was driven by the contraction in Legacy Search and the resulting shift in revenue mix. Legacy Search has historically carried a higher gross margin but a lower direct operating margin than Audience Modeling, as a lower proportion of its costs are recorded in cost of revenue and a greater portion in marketing and other operating expenses.

Third quarter 2026 operating expenses were $7.8 million and included a $2.4 million non-cash charge related to the impairment of certain intangible and long-lived assets related to Legacy Search. Operating expenses were also impacted by a 90% year-over-year decrease in marketing costs attributable to lower traffic acquisition costs associated with Legacy Search and a 35% year-over-year decrease in compensation costs related to cost optimization efforts made earlier in the year. Operating loss for the third quarter of 2026 was $4.8 million compared with $1.7 million in the third quarter of 2025. Financing expense, net was $0.4 million compared with $0.1 million in the prior-year period, reflecting the secured promissory notes issued in June 2026. Other income of $0.3 million reflected a net gain on the change in fair value of notes payable.

Net loss for the third quarter of 2026 was $5.0 million, or $0.28 per share, compared with a net loss of $1.7 million, or $0.12 per share, in the same period in 2025. Adjusted EBITDA for the third quarter of 2026 was a loss of $1.6 million, compared with a loss of $0.7 million in the third quarter of 2025.

Liquidity and Capital Resources

During the quarter, the Company completed the purchase and sale of common stock and pre-funded warrants in a registered direct offering as well as a concurrent private placement of warrants for gross proceeds of $3.0 million. As of September 30, 2026, the Company had $1.0 million in cash and cash equivalents and $6.2 million in restricted cash. The Company will need to raise additional capital, continue implementing cost reductions, and expand revenue to fund its operations over the next twelve months.

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2026 Outlook

For the balance of 2026, Inuvo currently expects:

•	Audience Modeling Growth – Fourth quarter revenue expected to increase compared to third quarter 2026 supported by a healthy sales pipeline.
•	Legacy Search – Quarterly revenue and margins in line with third quarter 2026.
•	Operating Discipline – Fourth quarter operating expenses expected to remain lower year over year as a result of lower compensation costs and lower traffic acquisition costs, consistent with lower Legacy Search revenue.
•	Strategic Execution - Continued focus on brand-direct growth, raising IntentKey’s industry profile, product innovation and higher-margin revenue.

Conference Call Details:

The Company will host the third quarter results call scheduled for today at 4:15 p.m. Eastern Time.

Toll-free Dial-in Number: 1-800-717-1738

International Dial-in Number: 1-646-307-1865

Conference ID: 1122251

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1777035&tp_key=f5a1b88357

A telephone replay will be available through Thursday, December 3, 2026. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, please enter the code 1122251 followed by the # sign. You will then be prompted for your name, company, and phone number. Playback will then automatically begin.

About Inuvo

Inuvo, Inc. (NYSE American: INUV) is a disruptive AI specifically designed for modeling media audiences. IntentKey® AI is a patented technology capable of identifying customer engagement based on real-time media consumption. Our models refresh every 5 minutes and know, with precision, why prospects are interested in a product or brand, in turn, predicting purchase intent 24 hours before legacy programmatic systems can respond to buying signals. Inuvo's language-based AI does not rely on consumer IDs, keeping Inuvo on the vanguard of consumer data privacy. To learn more, visit www.inuvo.com.

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Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our 2026 outlook, expected Audience Modeling revenue growth, the conversion of our sales pipeline and the length of our sales cycle, Legacy Search revenue, margins and cash flows, expected operating expenses, the anticipated benefits of product initiatives and partner programs, and our liquidity and capital resources, our ability to raise additional capital to fund our operations over the next twelve months, and our ability to fully execute a plan that would be probable of mitigating or eliminating the existence of substantial doubt regarding our ability to continue as a going concern, that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed on March 5, 2026, and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information which appears on our websites and our social media platforms is not part of this press release.

Investor Contact:

Derric Ciccone

President and Chief Financial Officer

Email: derric.ciccone@inuvo.com

(Tables follow)

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INUVO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30	December 31
	2026	2025
Assets

Cash and cash equivalent and restricted cash	$2,219,391	$2,839,921
Accounts receivable, net	4,163,716	5,887,884
Prepaid expenses and other current assets	449,254	489,790
Total current assets	6,832,361	9,217,595

Property and equipment, net	1,179,943	1,629,561
Restricted Cash, net of current portion	5,038,313	-

Goodwill	9,853,342	9,853,342
Intangible assets, net of accumulated amortization	684,500	3,425,375
Other assets	513,257	741,977

Total assets	$24,101,716	$24,867,850

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$4,075,969	$7,090,784
Accrued expenses and other current liabilities	3,437,100	3,914,067
Outstanding borrowings under Financing Agreement	-	3,288,100
Notes payable, current portion, net	3,711,000	-
Total current liabilities	11,224,069	14,292,951

Long-term liabilities
Notes payable, net of current portion	6,159,000	-
Other long-term liabilities	409,277	551,883
Total long-term liabilities	6,568,277	551,883

Total stockholders' equity	6,309,370	10,023,016
Total liabilities and stockholders' equity	$24,101,716	$24,867,850

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INUVO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2026	2025	2026	2025
Net revenue	$6,802,036	$22,570,572	$22,264,645	$71,949,937
Cost of revenue	3,812,452	6,002,423	12,283,084	17,199,909
Gross profit	2,989,584	16,568,149	9,981,561	54,750,028
Operating expenses:
Marketing costs	1,410,615	13,375,136	4,896,380	45,026,458
Compensation	2,049,736	3,145,125	8,604,340	9,945,452
Selling, general and administrative	4,334,035	1,717,591	8,208,823	5,261,165
Total operating expenses	7,794,386	18,237,852	21,709,543	60,233,075
Operating loss	(4,804,802)	(1,669,703)	(11,727,982)	(5,483,047)
Financing (expense), net	(425,980)	(113,633)	(931,478)	(159,259)
Other income (expense)	279,700	48,124	5,569,472	1,148,686
Income tax (expense)	(5,354)	(5,352)	(10,707)	(8,028)
Net loss	(4,956,436)	(1,740,564)	(7,100,695)	(4,501,648)

Net loss per share, basic and diluted
Net (loss) income	($0.28)	($0.12)	($0.45)	($0.31)
Weighted average shares outstanding
Basic	17,825,645	14,558,109	15,803,296	14,427,877
Diluted	17,825,645	14,558,109	15,803,296	14,427,877

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Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

We present EBITDA and Adjusted EBITDA as a supplemental measure of our performance. We defined EBITDA as net income/(loss) plus (i) financing expense, (ii) income tax expense, (iii) depreciation, and (iv) amortization. We further define Adjusted EBITDA as EBITDA plus (v) stock-based compensation and ( vi) change in fair value of notes payable and loss on extinguishment of debt, which are non-cash and result from financing activities rather than operations, (vii) impairment, which is non-cash, (viii) the settlement agreement, which relates to a specific matter outside our normal operations, and (ix) severance, which relates to workforce reductions rather than ongoing operating costs. These adjustments are itemized below. We use EBITDA and Adjusted EBITDA internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our operational performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2026	2025	2026	2025
Net loss	$(4,956,436)	$(1,740,564)	$(7,100,695)	$(4,501,648)
Financing expense, net	425,980	113,633	931,478	159,259
Income tax expense	5,354	5,352	10,707	8,028
Depreciation and amortization	487,519	555,156	1,544,889	1,685,756
EBITDA	(4,037,583)	(1,066,423)	(4,613,621)	(2,648,605)
Stock-based compensation	257,731	246,814	800,878	842,887
Other adjustments:
Loss (gain) on extinguishment of debt & fair value adjustment of notes payable	(278,015)	-	574,038	-
Impairment of intangible and long-lived assets	2,448,750		2,448,750
Settlement Agreement	-	-	(6,163,029)	-
Severance	53,786	150,000	1,438,824	150,000
Adjusted EBITDA	(1,555,331)	(669,609)	(5,514,160)	(1,655,718)

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